Exhibit 10.1

DISSOLUTION AGREEMENT

BY AND AMONG

BREITBURN ENERGY PARTNERS L.P.,

BEP (GP) I, LLC,

PACIFIC COAST ENERGY COMPANY LP

AND

BREITBURN ENERGY PARTNERS I, L.P.

EXECUTION DATE: MAY 8, 2012

EXHIBITS:

Exhibit A-1	-	Partnership ECF Leases

Exhibit A-2	-	Partnership Sawtelle Leases

Exhibit A-3	-	Non-Partnership Sawtelle Leases

Exhibit B-1	-	Partnership Conveyance

Exhibit B-2	-	Sawtelle Conveyance

Exhibit C-1	-	Form of East Coyote JOA

Exhibit C-2	-	Form of Sawtelle JOA

Exhibit D	-	Form of Joint Dissolution Consent

Exhibit E	-	Partnership Agreement Amendment

Exhibit F	-	Third Amended and Restated Administrative Services Agreement

Exhibit G	-	Amendment to Omnibus Agreement

Exhibit H	-	AMI Assignment

dissolution AGREEMENT

This Dissolution Agreement (as may be amended, revised, supplemented or otherwise modified, this “Agreement”), dated as of May 8, 2012 (the “Execution Date”), is by and among the following entities: (i) BreitBurn Energy Partners L.P., a Delaware limited partnership (“BBEP”); (ii) BEP (GP) I, LLC, a Delaware limited liability company (“BEP”); (iii) Pacific Coast Energy Company LP, a Delaware limited partnership (“PCEC”); and (iv) BreitBurn Energy Partners I, L.P., a Texas limited partnership (the “Partnership”). The above-named Persons are sometimes referred to herein separately as a “Party” and collectively as the “Parties.” The following Persons join in the execution of this Agreement for the limited purposes set forth next to their respective names, and shall be considered “Parties,” for purposes hereof, as and where appropriate: (i) for purposes of Sections 8(c) and (d), BreitBurn Management Company, LLC, a Delaware limited liability company (“BMC”); and (ii) for purposes of Section 8(d), BreitBurn GP, LLC, a Delaware limited liability company (“BGP”), Pacific Coast Energy Holdings LLC, a Delaware limited liability company (“PCEC Holdco”), and PCEC (GP) LLC, a Delaware limited liability company (“PCEC GP”). Capitalized terms used herein shall have the meanings ascribed to them in Section 2.

WHEREAS, BBEP is the sole limited partner of the Partnership, BEP is the sole general partner of the Partnership, and PCEC is the sole member of BEP.

WHEREAS, the Partnership owns 100% of the Partnership Assets and is responsible for 100% of the Partnership Obligations, and PCEC owns 100% of the Non-Partnership Sawtelle Assets and is responsible for 100% of the Non-Partnership Sawtelle Obligations.

WHEREAS, BBEP and BEP desire to dissolve, liquidate (including the distribution of the Partnership Assets to BBEP and PCEC) and terminate the Partnership, pursuant and subject to the terms and conditions hereof, and have agreed to amend the Partnership Agreement for the purpose of effecting such dissolution, liquidation and termination.

WHEREAS, PCEC desires, in connection with the actions described in the preceding recital, to convey and transfer the BBEP Non-Partnership Sawtelle Assets to BBF (a designee of BBEP), pursuant and subject to the terms and conditions hereof.

WHEREAS, the Parties wish to memorialize certain understandings and agreements regarding the Administrative Services Agreement, the Omnibus Agreement, the procurement of certain “D & O” liability insurance, the payment of certain legal fees in connection with this Agreement and certain other matters related to the dissolution of the Partnership.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, conditions, and obligations set forth herein, the Parties hereby agree as follows:

1.          Interpretation      All references in this Agreement to Exhibits, Sections, subsections, clauses, and other subdivisions refer to the corresponding Exhibits, Sections, subsections, clauses, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles and headings appearing at the beginning of any Exhibits, Sections, subsections, clauses, and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and words of similar import refer to this Agreement as a whole and not to any particular Section, subsection, clause, or other subdivision unless expressly so limited. The words “this Section,” “this subsection,” “this clause,” and words of similar import refer only to the Section, subsection, and clause hereof in which such words occur. The word “including” (in its various forms) means including without limitation. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Exhibits referred to herein are attached to and, by this reference, incorporated herein for all purposes.

2.          Defined Terms. The following terms when used in this Agreement or any Exhibit shall have the following meanings:

“Administrative Services Agreement” means the Second Amended and Restated Administrative Services Agreement, dated as of August 26, 2008, by and between PCEC and BMC.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For the purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Amended and Restated ASA” means the Third Amended and Restated Administrative Services Agreement in the form attached hereto as Exhibit F.

“Amendment to Omnibus Agreement” means the amendment to the Omnibus Agreement in the form attached hereto as Exhibit G.

“AMI Agreement” means that certain Operating Agreement and Area of Mutual Interest for Exploratory Oil and Gas Operations, dated March 25, 1997, by and between PCEC (formerly known as BreitBurn Energy Company LLC) and Westside Acquisition Corporation (“WAC”), as amended by that certain Purchase and Sale Agreement, dated September 10, 2004, by and between Westech Energy Corporation (“Westech”) (as successor-in-interest to WAC) and PCEC (formerly known as BreitBurn Energy Company L.P.).

“AMI Assignment” means the assignment of the AMI Agreement in the form attached hereto as Exhibit H.

“BBEP” has the meaning set forth in the preamble of this Agreement.

“BBEP Non-Partnership Sawtelle Assets” has the meaning set forth in Section 4(b).

“BBEP Non-Partnership Sawtelle Obligations” has the meaning set forth in Section 4(b).

“BBEP Partnership Assets” means the BBEP Partnership ECF Assets and the BBEP Partnership Sawtelle Assets, collectively.

“BBEP Partnership ECF Assets” has the meaning set forth in Section 4(a).

“BBEP Partnership ECF Obligations” has the meaning set forth in Section 4(a).

“BBEP Partnership Obligations” means the BBEP Partnership ECF Obligations and the BBEP Partnership Sawtelle Obligations, collectively.

“BBEP Partnership Sawtelle Assets” has the meaning set forth in Section 4(a).

“BBEP Partnership Sawtelle Obligations” has the meaning set forth in Section 4(a).

“BBF” means BreitBurn Fulton LLC, a Delaware limited liability company, which will serve as BBEP’s designee hereunder for the purpose of (i) receiving the BBEP Partnership Sawtelle Assets and the BBEP Non-Partnership Sawtelle Assets, (ii) assuming the BBEP Partnership Sawtelle Obligations and the BBEP Non-Partnership Sawtelle Obligations, and (iii) entering into the Sawtelle JOA.

“BEP” has the meaning set forth in the preamble of this Agreement.

“BGP” has the meaning set forth in the preamble of this Agreement.

“BMC” has the meaning set forth in the preamble of this Agreement.

“BOLP” means BreitBurn Operating L.P., a Delaware limited partnership, which will serve as BBEP’s designee hereunder for the purpose of (i) receiving the BBEP Partnership ECF Assets, (ii) assuming the BBEP Partnership ECF Obligations, and (iii) entering into the JOAs.

“Certificate of Termination” means the certificate of termination attached to the Joint Dissolution Consent.

“Closing” means the closing of the IPO Transactions.

“Confidentiality Restrictions” has the meaning set forth in Section 8(a).

“Consent” has the meaning set forth in Section 8(j)(ii).

“Developed Area” has the meaning given to it under the AMI Agreement.

“DF-15 Well Assets” means the DF-15 Well, located in Los Angeles County, California, and identified as API No. 03725331, and, insofar as they relate solely to such wellbore, the rights, interests, properties and other assets used, or held for use, in connection with the ownership, operation, and use of such wellbore, including rights, interests, properties and other assets of the type described in the definition of “Non-Partnership Sawtelle Assets” that are used, or held for use, solely in connection with the ownership, operation, and use of such wellbore.

“Disclaiming Party” has the meaning set forth in Section 7.

“East Coyote JOA” has the meaning set forth in Section 4(c).

“East Coyote Lands” means the “Contract Area” identified on Exhibit A to the East Coyote JOA.

“Effective Time” has the meaning set forth in Section 6(a).

“Environmental Laws” means, as the same have been amended as of the Execution Date, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws as of the Execution Date of any Governmental Body having jurisdiction over the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, addressing pollution or protection of the environment and all regulations implementing the foregoing that are applicable to the operation and maintenance of the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable.

“Environmental Liabilities” means any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys’ fees and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body or court of competent jurisdiction to the extent arising out of any violation of, or remedial obligation under, any Environmental Laws which are attributable to the ownership or operation of the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of any violation of, or any remediation obligation under, any Environmental Laws which is attributable to the ownership or operation of the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable.

“Execution Date” has the meaning set forth in the preamble of this Agreement.

“Federal Courts” has the meaning set forth in Section 10(b).

“Governmental Body” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Substances” means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds or chemicals that are requested by, or may form the basis of liability under any Laws, including asbestos-containing materials (but excluding any Hydrocarbons or NORM).

“Hydrocarbons” means oil, gas, condensate, and other gaseous and liquid hydrocarbons or any combination thereof.

“IPO Transactions” means the transactions contemplated in connection with the initial public offering of trust units of the Pacific Coast Oil Trust, as described in the Registration Statement on Form S-1 (File No. 333-178928) filed with the Securities and Exchange Commission on January 6, 2012, as amended.

“JOAs” has the meaning set forth in Section 4(c).

“Joint Dissolution Consent” means the form of joint dissolution consent attached hereto as Exhibit D.

“Joint Operating Interests” means all rights, obligations and liabilities that a working interest owner would have under a joint operating agreement substantially similar to the Sawtelle JOA, including the rights to propose any well, to non-consent any proposal, to vote on any matter, to bring a cause of action, to request a title examination, to have a lien placed on its interests, and all other rights, obligations and liabilities afforded or allocated, as applicable, to working interest owners under applicable Laws.

“Laws” means all permits, statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.

“Limited Liability Company Agreement” means the Limited Liability Company Agreement of BEP (GP) I, LLC, dated as of March 25, 2003, by PCEC, as sole member.

“Non-Partnership Sawtelle Assets” means all of PCEC’s right, title and interest in and to the following (excluding, in each instance, the DF-15 Well Assets): (i) the oil and gas leases, oil, gas and mineral leases, subleases, other leaseholds and other rights to Hydrocarbons (including mineral fee estates) listed on Exhibit A-3 (subject to the limitations thereon) (the “Non-Partnership Sawtelle Leases”); (ii) all pooled, communitized or unitized acreage which includes all or a part of any Non-Partnership Sawtelle Lease (the “Non-Partnership Sawtelle Units”), and all tenements, hereditaments and appurtenances belonging to the Non-Partnership Sawtelle Leases and Non-Partnership Sawtelle Units; (iii) all oil, gas, water, carbon dioxide, disposal or injection wells located on the Non-Partnership Sawtelle Leases or Non-Partnership Sawtelle Units (the “Non-Partnership Sawtelle Wells”); (iv) all flowlines, pipelines, gathering systems and appurtenances thereto located on the Non-Partnership Sawtelle Leases or Non-Partnership Sawtelle Units or used, or held for use, in connection with the operation of the Non-Partnership Sawtelle Units or Non-Partnership Sawtelle Wells (the “Non-Partnership Sawtelle Gathering Systems;” and together with the Non-Partnership Sawtelle Leases, Non-Partnership Sawtelle Units and Non-Partnership Sawtelle Wells, the “Non-Partnership Sawtelle Properties”); (v) all equipment, machinery, tools, fixtures and other tangible personal property and improvements located on the Non-Partnership Sawtelle Properties or used or held for use in connection with the operation of the Non-Partnership Sawtelle Properties or the production of Hydrocarbons from the Non-Partnership Sawtelle Properties; (vi) all surface fee interests, easements, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use in connection with, the Non-Partnership Sawtelle Properties; (vii) all contracts, agreements and instruments to the extent applicable to the Non-Partnership Sawtelle Properties or the production of Hydrocarbons from the Non-Partnership Sawtelle Properties; (viii) all permits, and any variances or waivers related thereto and applications therefor, relating to the Non-Partnership Sawtelle Properties; (ix) all geophysical, seismic, and related technical data (including interpretations of such data) that is owned or licensed by PCEC, to the extent primarily relating to any of the Non-Partnership Sawtelle Properties; (x) all right to indemnities and releases from third Persons relating to the Non-Partnership Sawtelle Properties; and (xi) all other rights, properties or interests necessary in connection with the ownership, exploration, development, production and operation of the Non-Partnership Sawtelle Properties.

“Non-Partnership Sawtelle Obligations” means all duties, liabilities and obligations (including Environmental Liabilities), whether express or implied, known or unknown, matured or unmatured, asserted or unasserted, or otherwise, relating to the condition, use or ownership of the Non-Partnership Sawtelle Assets, regardless of whether arising or accruing before, on or after the Execution Date.

“Non-Paying Party” has the meaning set forth in Section 6(h).

“NORM” means naturally occurring radioactive material.

“Omnibus Agreement” means the Omnibus Agreement, dated as of August 26, 2008, by and among PCEC Holdco, PCEC GP, PCEC, BGP, BMC and BBEP.

“ORRI” means the overriding royalty interest conveyed under the ORRI Conveyance.

“ORRI Conveyance” means that certain Conveyance of Overriding Royalty Interest, dated as of May 1, 2007, from BreitBurn Energy Partners I, L.P. to EFS Royalty Partners L.P., as supplemented by that certain Conveyance of Overriding Royalty Interest, dated as of the same date, between the same parties.

“Pacific Coast Oil Trust” means Pacific Coast Oil Trust, a Delaware statutory trust.

“Partnership” has the meaning set forth in the preamble of this Agreement.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of BreitBurn Energy Partners I, L.P., dated as of May 5, 2003, by and between BEP, as General Partner, and BBEP (as successor-in-interest to TIFD III-X LLC), as Limited Partner.

“Partnership Agreement Amendment” means the form of amendment to the Partnership Agreement attached hereto as Exhibit E.

“Partnership Assets” means the Partnership ECF Assets and the Partnership Sawtelle Assets, collectively.

“Partnership Conveyance” means the form of conveyance attached hereto as Exhibit B-1.

“Partnership ECF Assets” means all of the Partnership’s right, title and interest in and to the following: (i) the oil and gas leases, oil, gas and mineral leases, subleases, other leaseholds and other rights to Hydrocarbons (including mineral fee estates) described under the conveyances listed on Exhibit A-1 (the “Partnership ECF Leases”); (ii) all pooled, communitized or unitized acreage which includes any Partnership ECF Lease (the “Partnership ECF Units”), and all tenements, hereditaments and appurtenances belonging to the Partnership ECF Leases and Partnership ECF Units; (iii) all oil, gas, water, carbon dioxide, disposal or injection wells owned by the Partnership and located on the Partnership ECF Leases or Partnership ECF Units (the “Partnership ECF Wells”); (iv) all flowlines, pipelines, gathering systems and appurtenances thereto owned by the Partnership and located on the Partnership ECF Leases or Partnership ECF Units or used, or held for use, in connection with the operation of the Partnership ECF Units or Partnership ECF Wells (the “Partnership ECF Gathering Systems;” and together with the Partnership ECF Leases, Partnership ECF Units and Partnership ECF Wells, the “Partnership ECF Properties”); (v) all equipment, machinery, tools, fixtures and other tangible personal property and improvements owned by the Partnership and located on the Partnership ECF Properties or used or held for use in connection with the operation of the Partnership ECF Properties or the production of Hydrocarbons from the Partnership ECF Properties; (vi) all surface fee interests, easements, licenses, servitudes, rights-of-way, surface leases and other surface rights owned by the Partnership and appurtenant to, and used or held for use in connection with, the Partnership ECF Properties; (vii) all contracts, agreements and instruments to the extent applicable to the Partnership ECF Properties or the production of Hydrocarbons from the Partnership ECF Properties; (viii) all permits, and any variances or waivers related thereto and applications therefor, relating to the Partnership ECF Properties; (ix) all geophysical, seismic, and related technical data (including interpretations of such data) that is owned or licensed by the Partnership, to the extent primarily relating to any of the Partnership ECF Properties; (x) all right to indemnities and releases from third Persons relating to the Partnership ECF Properties; and (xi) all other rights, properties or interests necessary in connection with the ownership, exploration, development, production and operation of the Partnership ECF Properties.

“Partnership ECF Obligations” means all duties, liabilities and obligations (including Environmental Liabilities), whether express or implied, known or unknown, matured or unmatured, asserted or unasserted, or otherwise, relating to the condition, use or ownership of the Partnership ECF Assets, regardless of whether arising or accruing before, on or after the Execution Date.

“Partnership Obligations” means the Partnership ECF Obligations and the Partnership Sawtelle Obligations, collectively.

“Partnership Records” means originals of any files, records, maps, information, and data, whether written or electronically stored, relating to the Partnership Assets, including: (i) land and title records (including abstracts of title, title opinions, and title curative documents); (ii) contract files; (iii) correspondence; (iv) operations, environmental, production, Tax and accounting records; and (v) production, facility and well records and data.

“Partnership Sawtelle Assets” means all of the Partnership’s right, title and interest in and to the following: (i) the oil and gas leases, oil, gas and mineral leases, subleases, other leaseholds and other rights to Hydrocarbons (including mineral fee estates) listed on Exhibit A-2 (subject to the limitations thereon) (the “Partnership Sawtelle Leases”); (ii) all pooled, communitized or unitized acreage which includes any Partnership Sawtelle Lease (the “Partnership Sawtelle Units”), and all tenements, hereditaments and appurtenances belonging to the Partnership Sawtelle Leases and Partnership Sawtelle Units; (iii) all oil, gas, water, carbon dioxide, disposal or injection wells owned by the Partnership and located on the Partnership Sawtelle Leases or Partnership Sawtelle Units (the “Partnership Sawtelle Wells”); (iv) all flowlines, pipelines, gathering systems and appurtenances thereto owned by the Partnership and located on the Partnership Sawtelle Leases or Partnership Sawtelle Units or used, or held for use, in connection with the operation of the Partnership Sawtelle Units or Partnership Sawtelle Wells (the “Partnership Sawtelle Gathering Systems;” and together with the Partnership Sawtelle Leases, Partnership Sawtelle Units and Partnership Sawtelle Wells, the “Partnership Sawtelle Properties”); (v) all equipment, machinery, tools, fixtures and other tangible personal property and improvements owned by the Partnership and located on the Partnership Sawtelle Properties or used or held for use in connection with the operation of the Partnership Sawtelle Properties or the production of Hydrocarbons from the Partnership Sawtelle Properties; (vi) all surface fee interests, easements, licenses, servitudes, rights-of-way, surface leases and other surface rights owned by the Partnership and appurtenant to, and used or held for use in connection with, the Partnership Sawtelle Properties; (vii) all contracts, agreements and instruments to the extent applicable to the Partnership Sawtelle Properties or the production of Hydrocarbons from the Partnership Sawtelle Properties; (viii) all permits, and any variances or waivers related thereto and applications therefor, relating to the Partnership Sawtelle Properties; (ix) all geophysical, seismic, and related technical data (including interpretations of such data) that is owned or licensed by the Partnership, to the extent primarily relating to any of the Partnership Sawtelle Properties; (x) all right to indemnities and releases from third Persons relating to the Partnership Sawtelle Properties; and (xi) all other rights, properties or interests necessary in connection with the ownership, exploration, development, production and operation of the Partnership Sawtelle Properties.

“Partnership Sawtelle Obligations” means all duties, liabilities and obligations (including Environmental Liabilities), whether express or implied, known or unknown, matured or unmatured, asserted or unasserted, or otherwise, relating to the condition, use or ownership of the Partnership Sawtelle Assets, regardless of whether arising or accruing before, on or after the Execution Date.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Paying Party” has the meaning set forth in Section 6(h).

“PCEC” has the meaning set forth in the preamble of this Agreement.

“PCEC GP” has the meaning set forth in the preamble of this Agreement.

“PCEC Holdco” has the meaning set forth in the preamble of this Agreement.

“PCEC Partnership Assets” has the meaning set forth in Section 4(a).

“PCEC Partnership Obligations” has the meaning set forth in Section 4(a).

“Person” means an individual as well as a corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, joint stock company, or other similar organization, or any other legal entity.

“Plan of Liquidation” means the plan of liquidation attached to the Joint Dissolution Consent.

“Prospect” has the meaning given to it under the AMI Agreement.

“Prospect Operating Agreement” has the meaning given to it under the AMI Agreement.

“Property Costs” means (i) all operating and production expenses (including costs of insurance, rentals, shut-in payments and royalty payments; title examination and curative actions; ad valorem, property, severance, production and similar Taxes attributable to the ownership or operation of the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, or the production of Hydrocarbons therefrom; and gathering, processing and transportation costs in respect of Hydrocarbons produced from the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable) and capital expenditures (including costs of drilling and completing wells and costs of acquiring equipment) incurred in the ownership and operation of the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, in the ordinary course of business and (ii) overhead costs charged to the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, under the applicable operating agreement; provided, that Taxes that are included in Property Costs, right-of-way fees, insurance premiums and other Property Costs that are paid periodically shall be prorated (for purposes of the allocations described in Section 6) based on the number of days in the applicable period falling before and the number of days in the applicable period falling at or after the Effective Time, except that production, severance and similar Taxes measured by the quantity of or the value of production shall be prorated (for purposes of the allocations described in Section 6) based on the number of units or value of production actually produced and sold, as applicable, before, and at or after, the Effective Time.

“Representatives” means any of the following: (i) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of a Party or an interest in a Party; (ii) any consultant or agent retained by a Party or the parties listed in subsection (i) above; and (iii) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations in connection with the Partnership Assets or Non-Partnership Sawtelle Assets, as applicable, including any consultant retained by such bank, other financial institution or entity.

“Sawtelle Conveyance” means the form of conveyance attached hereto as Exhibit B-2.

“Sawtelle Drillsite” has the meaning given to it under the AMI Agreement.

“Sawtelle JOA” has the meaning set forth in Section 4(c).

“Sawtelle Lands” means the “Contract Area” identified on Exhibit A to the Sawtelle JOA.

“Sawtelle Records” means copies of any files, records, maps, information, and data, whether written or electronically stored, relating to the Non-Partnership Sawtelle Assets, including: (i) land and title records (including abstracts of title, title opinions, and title curative documents); (ii) contract files; (iii) correspondence; (iv) operations, environmental, production, Tax and accounting records; and (v) production, facility and well records and data.

“Side Agreements” has the meaning set forth in Section 3(d).

“Taxes” means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other assessments, duties, fees or charges imposed by any Governmental Body, including any interest, penalties or additional amounts which may be imposed with respect thereto.

“Test Well” has the meaning given to it under the AMI Agreement.

“Transfer Restriction” has the meaning set forth in Section 8(j)(ii).

“Westech” has the meaning given to it in the definition of AMI Agreement.

3.          Dissolution, Liquidation and Termination. Effective upon the Closing:

(a)          BBEP and BEP shall dissolve the Partnership pursuant to Section 10.1(b) of the Partnership Agreement (as amended by the Partnership Agreement Amendment), through the execution and delivery of the Joint Dissolution Consent.

(b)          BBEP and BEP shall wind-up the business and affairs of the Partnership and liquidate the properties and assets of the Partnership, upon the effectiveness of the Joint Dissolution Consent, and pursuant to the Partnership Agreement (as amended by the Partnership Agreement Amendment) and the Plan of Liquidation.

(c)          Following the winding-up of the business and affairs of the Partnership in accordance with the Plan of Liquidation, BEP will execute and file the Certificate of Termination with the Secretary of State of the State of Texas, and the Partnership will be deemed terminated upon the making of such filing. The Parties shall take such other actions as may be reasonably necessary to dissolve and terminate, and wind-up the business and affairs of, the Partnership in accordance with the Joint Dissolution Consent and the Plan of Liquidation.

(d)          In connection with the dissolution, liquidation and termination described in the preceding subsections of this Section 3, those Parties that are parties to the following agreements hereby terminate such agreements, effective as of the dissolution of the Partnership, and agree that they shall thereafter be of no further force or effect (collectively, the “Side Agreements”): (i) Consent Side Letter Agreement, dated May 5, 2003, by and between the Partnership and PCEC; (ii) Surface Clean-Up Side Letter Agreement, dated May 5, 2003, by and between the Partnership and PCEC; (iii) Certain Agreements Regarding Retained Outside Interest Side Letter Agreement, dated May 5, 2003, by and between the Partnership and PCEC; (iv) Contract Operation and Production Purchase Agreement, dated May 5, 2003, by and among the Partnership, PCEC and BEP; and (v) Limited Guaranty Agreement, dated May 5, 2003, by PCEC, as guarantor, for the benefit of the Partnership and BBEP (as successor-in-interest to TIFD III-X LLC).

(e)          Each Party that is a party to one or more Side Agreements hereby represents (as to all such Side Agreements to which it is a party) to the respective counterparties to such Side Agreements that such Party has, prior to the termination of such Side Agreements, performed and complied, in all material respects, with the agreements, covenants and obligations that such Party was required to perform or comply with during the period in which such Side Agreements were in effect.

(f)          each party and its Affiliates completely release and forever discharge the other parties and their respective Affiliates, together with all of their respective officers, directors, employees and AGENTS of and from any and all past, future or present actions, causes of action, claims, liabilities or demands for damages of any kind, irrespective of the theory upon which they may be based, including general, special or punitive damages, attorneys’ fees, expenses, or other compensation, that relate to or arise out of the Partnership Agreement, the side agreements, the business or affairs of the partnership, or any action or inaction taken by such other party or its Affiliates on behalf of the Partnership. The foregoing shall not affect or otherwise modify the allocation of costs and revenues under section 6, and notwithstanding anything to the contrary, the APPLICABLE PARTIES will remain liable for their respective liabilities, duties and obligations (in each case, but subject to the remedies that one party may have with respect to any breach by another party of the representation set forth in section 3(e), with respect to a breach with respect to third persons only) arising out of the side agreements prior to their termination pursuant to this agreement.

(g)          The Partnership shall assign a 65% interest in its rights and obligations under Sections 12.1 and 12.3 of that certain Purchase and Sale Agreement, dated May 5, 2003, between PCEC and the Partnership to (i) BOLP as such rights and obligations relate to the Partnership ECF Assets and (ii) BBF as such rights and obligations relate to the Partnership Sawtelle Assets. Notwithstanding any restrictions on such assignment set forth therein, PCEC hereby consents to such assignment.

(h)          PCEC, as the sole member of BEP, hereby consents to the actions described in this Section 3, with it being PCEC’s desire and intent that such consent be the sole consent required of PCEC to such actions.

4.          Distribution of Assets. Upon the Closing:

(a)          Partnership Assets. In connection with the winding up of the Partnership, (i) the Partnership shall, subject to the terms and conditions hereof, make a liquidating distribution of an undivided 65% of the Partnership ECF Assets to BOLP (as one of the designated recipients of BBEP’s liquidating distribution under Section 10.3(b) of the Partnership Agreement) (such interest in the Partnership ECF Assets, the “BBEP Partnership ECF Assets”); (ii) BOLP shall, subject to the terms and conditions hereof, assume an undivided 65% of the Partnership ECF Obligations (such interest in the Partnership ECF Obligations, the “BBEP Partnership ECF Obligations”); (iii) the Partnership shall, subject to the terms and conditions hereof, make a liquidating distribution of an undivided 65% of the Partnership Sawtelle Assets to BBF (as the other designated recipient of BBEP’s liquidating distribution under Section 10.3(b) of the Partnership Agreement) (such interest in the Partnership Sawtelle Assets, the “BBEP Partnership Sawtelle Assets”); (iv) BBF shall, subject to the terms and conditions hereof, assume an undivided 65% of the Partnership Sawtelle Obligations (such interest in the Partnership Sawtelle Obligations, the “BBEP Partnership Sawtelle Obligations”); (v) the Partnership shall, subject to the terms and conditions hereof, make a liquidating distribution of an undivided 35% of the Partnership Assets to PCEC (as the designated recipient of BEP’s liquidating distribution under Section 10.3(b) of the Partnership Agreement) (such interest in the Partnership Assets, the “PCEC Partnership Assets”); and (vi) PCEC shall, subject to the terms and conditions hereof, assume an undivided 35% of the Partnership Obligations (such interest in the Partnership Obligations, the “PCEC Partnership Obligations”).

(b)          Non-Partnership Sawtelle Assets. PCEC shall, subject to the terms and conditions hereof (including those set forth in Section 8(j)(ii)), assign, convey, and transfer to BBF an undivided 62.3737% of the Non-Partnership Sawtelle Assets (such interest in the Non-Partnership Sawtelle Assets, the “BBEP Non-Partnership Sawtelle Assets”) in exchange for, among other things, the assumption by BBF, subject to the terms and conditions hereof, of an undivided 62.3737% of the Non-Partnership Sawtelle Obligations (such interest in the Non-Partnership Sawtelle Obligations, the “BBEP Non-Partnership Sawtelle Obligations”). For the avoidance of doubt, PCEC shall retain all Non-Partnership Sawtelle Obligations other than the BBEP Non-Partnership Sawtelle Obligations.

(c)          JOAs. BOLP and PCEC will enter into a joint operating agreement in the form attached hereto as Exhibit C-1 covering the East Coyote Lands (the “East Coyote JOA”) and, effective as of the Effective Time, all operations on the East Coyote Lands shall be governed by the provisions of the East Coyote JOA and the applicable provisions of this Agreement (and, effective as of the Effective Time, such arrangement shall supersede and replace any existing operating agreements covering the East Coyote Lands). Similarly, BOLP (solely as the “operator” thereunder), PCEC and BBF will enter into a joint operating agreement in the form attached hereto as Exhibit C-2 covering the Sawtelle Lands (the “Sawtelle JOA;” and together with the East Coyote JOA, the “JOAs”) and, effective as of the Effective Time, all operations on the Sawtelle Lands shall be governed by the provisions of the Sawtelle JOA and the applicable provisions of this Agreement (and, effective as of the Effective Time, such arrangement shall supersede and replace any existing operating agreements covering the Sawtelle Lands). It is acknowledged and understood that BOLP will serve as operator under each of the JOAs, and that PCEC shall no longer serve as operator of the East Coyote Lands or the Sawtelle Lands in any capacity (except as expressly provided in the JOAs).

(d)          Partnership Agreement Amendment. In order to permit the actions contemplated under this Section 4, BBEP and BEP hereby agree to amend the Partnership Agreement through their execution and delivery of the Partnership Agreement Amendment.

5.          Deliverables

. The Parties shall deliver the following items upon the Closing for the purpose of carrying out the transactions described herein (with the delivery of such items to occur on a sequential basis, based on the alphabetical order of the following subsections, e.g., the deliveries described in subsection (b) shall occur immediately after the delivery described in subsection (a), and immediately prior to the deliveries described in subsection (c); provided, however, that if the Sawtelle Conveyance is not executed at Closing for the reasons described in Section 8(j)(ii), the Parties will nonetheless proceed with the delivery of the items referenced in Sections 5(e) through (k) on the same sequential basis on the date on which the Closing occurs):

(a)          In order to effect the amendment described in Section 4(d), BBEP and BEP will deliver duly executed counterparts of the Partnership Agreement Amendment;

(b)          In order to effect the dissolution of the Partnership, BBEP and BEP will deliver duly executed counterparts of the Joint Dissolution Consent;

(c)          In order to effect the transactions described in Section 4(a), (i) the Partnership will deliver to BBEP and PCEC counterparts of the Partnership Conveyance, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by the Partnership and acknowledged by a public notary, transferring the BBEP Partnership Assets and PCEC Partnership Assets to BBEP and PCEC, respectively, (ii) BBEP will cause BOLP to accept the BBEP Partnership ECF Assets from the Partnership, and assume the BBEP Partnership ECF Obligations, through its delivery of counterparts of the Partnership Conveyance to the Partnership and PCEC, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by BOLP and acknowledged by a public notary, (iii) BBEP will cause BBF to accept the BBEP Partnership Sawtelle Assets from the Partnership, and assume the BBEP Partnership Sawtelle Obligations, through its delivery of counterparts of the Partnership Conveyance to the Partnership and PCEC, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by BBF and acknowledged by a public notary, and (iv) PCEC will accept the PCEC Partnership Assets from the Partnership, and assume the PCEC Partnership Obligations, through its delivery of counterparts of the Partnership Conveyance to the Partnership and BBEP, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by PCEC and acknowledged by a public notary;

(d)          Subject to Section 8(j)(ii), in order to effect the transactions described in Section 4(b), (i) PCEC will deliver to BBEP counterparts of the Sawtelle Conveyance, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by PCEC and acknowledged by a public notary, transferring the BBEP Non-Partnership Sawtelle Assets to BBF, and (ii) BBEP will cause BBF to accept the BBEP Non-Partnership Sawtelle Assets from PCEC and assume the BBEP Non-Partnership Sawtelle Obligations through its delivery of counterparts of the Sawtelle Conveyance to PCEC, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by BBF and acknowledged by a public notary;

(e)          In order to effect the agreements and understandings described in Section 4(c), BBEP will deliver to PCEC, and PCEC will deliver to BBEP, (i) duly executed counterparts of the East Coyote JOA (in the case of BBEP, executed by BOLP) and (ii) duly executed counterparts of the Sawtelle JOA (in the case of BBEP, executed by BOLP and BBF);

(f)          In order to effect the amendment set forth in Section 8(c), PCEC and BMC will deliver duly executed counterparts of the Amended and Restated ASA;

(g)          In order to effect the amendment set forth in Section 8(d), the Parties that are parties to the Omnibus Agreement shall deliver duly executed counterparts of the Amendment to Omnibus Agreement;

(h)          PCEC will deliver to BBEP proof that the directors and officers liability insurance described in Section 8(e) has been obtained and that it is in full force and effect as of the Execution Date;

(i)          As partial consideration for the transactions contemplated hereunder, PCEC will pay $250,000 to BBEP, by wire transfer of immediately available funds to an account designated by BBEP;

(j)          As part of the transfers effected under Sections 5(c) and (d), the applicable Parties shall deliver assignments, on appropriate forms, of federal leases comprising portions of the Partnership Sawtelle Assets and the Non-Partnership Sawtelle Assets, as applicable, duly executed by such Parties and acknowledged by a public notary; and

(k)          In order to effect the assignment described in Section 8(j)(i), PCEC will deliver to BBEP counterparts of the AMI Assignment, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by PCEC and acknowledged by a public notary, and (ii) BBEP will cause BBF to accept such assignment from PCEC through its delivery of counterparts of the AMI Assignment to PCEC, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by BBF and acknowledged by a public notary.

6.          Effective Time; Proration of Costs and Revenues.

(a)          Subject to the other terms and conditions of this Agreement, (i) possession of the BBEP Partnership ECF Assets, BBEP Partnership Sawtelle Assets and PCEC Partnership Assets will be transferred from the Partnership to BOLP, BBF and PCEC, respectively, on the date of Closing and (ii) possession of the BBEP Non-Partnership Sawtelle Assets will be transferred from PCEC to BBF on the date of Closing. However, BBEP and PCEC shall be entitled to and responsible for, as applicable, their respective proportionate shares of certain financial benefits, burdens and liabilities of the Partnership Assets and Non-Partnership Sawtelle Assets, as applicable, effective as of 7:00 a.m., Central Time, on April 1, 2012 (the “Effective Time”), as described below.

(b)          With respect to the Partnership Assets, the references in this Section 6 to BBEP or PCEC’s “proportionate share” will be based on the following interest allocations:

Party	Proportionate Share
BBEP	65.0000%
PCEC	35.0000%

Similarly, with respect to the Non-Partnership Sawtelle Assets, the references in this Section 6 to BBEP or PCEC’s “proportionate share” will be based on the following interest allocations:

Party	Proportionate Share
BBEP	62.3737%
PCEC	37.6263%

(c)          BBEP and PCEC shall be entitled to their proportionate share of all production of Hydrocarbons from or attributable to the Partnership Assets and the Non-Partnership Sawtelle Assets at and after the Effective Time (and all products and proceeds attributable thereto), and to their proportionate share of all other income, proceeds, receipts and credits earned with respect to the Partnership Assets and the Non-Partnership Sawtelle Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs (based on their proportionate shares) incurred at and after the Effective Time.

(d)          The Partnership shall be entitled to all production of Hydrocarbons from or attributable to Partnership Assets prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Partnership Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs (with respect to the Partnership Assets) incurred prior to the Effective Time. All financial benefits and burdens of the Partnership under this Section 6(d) shall be allocated between BBEP and BEP in the same proportions that such benefits and burdens would have been allocated (directly or indirectly) under the Partnership Agreement.

(e)          PCEC shall be entitled to all production of Hydrocarbons from or attributable to the Non-Partnership Sawtelle Assets prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Non-Partnership Sawtelle Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs (with respect to the Non-Partnership Sawtelle Assets) incurred prior to the Effective Time.

(f)          Should any Party (or its designee) receive any proceeds or other income after the Execution Date to which another Party is entitled hereunder, such receiving Party shall fully disclose, account for and promptly remit the same to such entitled Party. Likewise, should any Party (or its designee) pay after the Execution Date any Property Costs for which another Party is responsible hereunder, such responsible Party shall reimburse the paying Party promptly after receipt of an invoice with respect to such Property Costs, accompanied by copies of the relevant vendor or other invoice and proof of payment.

(g)          Notwithstanding anything in this Section 6 to the contrary, in the event of any conflict between (i) any term or condition of this Section 6 and (ii) any term or condition of the Sawtelle JOA or East Coyote JOA, as applicable, the relevant terms and conditions of the applicable JOA shall prevail and control to the extent of such conflict. Further, any proceeds (or other income) received, or Property Costs paid, by BOLP or BBF under a JOA shall be deemed to have been received or paid, as applicable, by BBEP for purposes of this Section 6.

(h)          If either PCEC or BBEP (or its designee) (the “Paying Party”) from time to time makes any payment to any third party in respect of the Partnership Obligations or the Non-Partnership Sawtelle Obligations, the other Party (the “Non-Paying Party”) will have an unconditional obligation to promptly pay to the Paying Party an amount (if any) so that, after payment of such amount by the Non-Paying Party, the BBEP Partnership Obligations and BBEP Non-Partnership Sawtelle Obligations shall have been borne by BBEP in accordance with the provisions of this Agreement, and the PCEC Partnership Obligations and the Non-Partnership Sawtelle Obligations (other than the BBEP Non-Partnership Sawtelle Obligations) shall have been borne by PCEC in accordance with the provisions of this Agreement.

7.          Limitation of Representation and Warranties as to the Partnership Assets.

The following disclaimers are made by the Partnership, in the case of the Partnership Assets, and PCEC, in the case of the Non-Partnership Sawtelle Assets (such disclaiming Party, the “Disclaiming Party”):

(a)          Except for the special warranty of title set forth in THE SAWTELLE CONVEYANCE (WHICH APPLIES ONLY TO THE bbep non-partnership sawtelle assets), THE DISCLAIMING PARTY HAS NOT AND WILL NOT MAKE (AND THE OTHER PARTIES ACKNOWLEDGE THAT the DISCLAIMING PARTY MAKES NO), AND HEREBY DISCLAIMS (AND THE OTHER PARTIES ACKNOWLEDGE THAT the DISCLAIMING PARTY DISCLAIMS) AND SHALL NOT HAVE ANY LIABILITY IN CONNECTION WITH, ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO TITLE matters OR ANY LIABILITIES ASSOCIATED WITH TITLE matters, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND THE PARTNERSHIP ASSETS AND the BBEP non-partnership sawtelle ASSETS, as applicable, SHALL BE DEEMED TO BE CONVEYED, TAKEN AND RECEIVED WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AS TO TITLE.

(b)          WITHOUT LIMITING THE FOREGOING, (i) THE DISCLAIMING PARTY MAKES NO (AND THE OTHER PARTIES ACKNOWLEDGE THAT THE DISCLAIMING PARTY MAKES NO), AND HEREBY DISCLAIMS AND THE OTHER PARTIES ACKNOWLEDGE THAT the DISCLAIMING PARTY DISCLAIMS) ALL, REPRESENTATIONS OR WARRANTIES (INCLUDING REPRESENTATIONS AND WARRANTIES REGARDING ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL LAWS, AND THE DISPOSAL OR RELEASE OF HAZARDOUS SUBSTANCES, NORM OR HYDROCARBONS), EXPRESS, STATUTORY OR IMPLIED, AND (ii) THE DISCLAIMING PARTY DISCLAIMS (AND THE OTHER PARTIES ACKNOWLEDGE THAT the DISCLAIMING PARTY DISCLAIMS) ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE OTHER PARTIES OR ANY OF their respective AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)          EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, the partnership conveyance OR THE SAWTELLE CONVEYANCE, AS APPLICABLE, THE DISCLAIMING PARTY EXPRESSLY DISCLAIMS (AND THE OTHER PARTIES ACKNOWLEDGE THAT the DISCLAIMING PARTY DISCLAIMS), AND SHALL NOT HAVE ANY LIABILITY IN CONNECTION WITH, ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, ORAL OR WRITTEN, AS TO (i) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, (ii) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS, (iii) ANY ESTIMATES OF THE VALUE OF, OR FUTURE REVENUES GENERATED BY, THE PARTNERSHIP ASSETS AND the BBEP NON-PARTNERSHIP SAWTELLE ASSETS, as applicable, (iv) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE PARTNERSHIP ASSETS AND the bbep NON-PARTNERSHIP SAWTELLE ASSETS, as applicable, (v) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE PARTNERSHIP ASSETS AND bbep NON-PARTNERSHIP SAWTELLE ASSETS, as applicable, OR (vi) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ANY PARTY OR their respective AFFILIATES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DISCUSSION OR PRESENTATION RELATING THERETO (INCLUDING ANY ITEMS PROVIDED IN CONNECTION WITH THIS AGREEMENT), AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THE PARTNERSHIP ASSETS AND the bbep NON-PARTNERSHIP SAWTELLE ASSETS, as applicable, ARE BEING TRANSFERRED IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS, AND THAT THE OTHER PARTIES HAve MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS THEY DEEM APPROPRIATE.

8.          Certain Covenants and Agreements.

(a)          Confidentiality. The Parties shall keep all information and data relating to or provided in connection with this Agreement (and the transactions contemplated hereby) strictly confidential except for disclosures to Representatives of the Parties and any disclosures required to perform this Agreement (collectively, the “Confidentiality Restrictions”). The Confidentiality Restrictions shall not restrict disclosures that are required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates. Prior to making any disclosures to Representatives that are permitted expressly hereunder, the Party disclosing such information shall obtain an undertaking of confidentiality from each such Representative.

(b)          Exchange of Records. BEP shall deliver the Partnership Records to each of BBEP and PCEC within ten (10) days following the Closing. Similarly, PCEC shall deliver the Sawtelle Records to BBEP within ten (10) days following the Closing.

(c)          Administrative Services Agreement. PCEC and BMC hereby waive (and release and discharge each other with respect to) any claim of termination of (or under) the Administrative Services Agreement arising from, or in connection with, the IPO Transactions. In order to effect certain understandings and agreements in connection with this Agreement, PCEC and BMC hereby agree to execute and deliver the Amended and Restated ASA to be effective upon the Closing.

(d)          Omnibus Agreement. The BBEP Group (as defined in the Omnibus Agreement) hereby waives any right of first offer under the Omnibus Agreement arising from, or in connection with, the IPO Transactions. In order to effect certain understandings and agreements in connection with this Agreement, PCEC, PCEC Holdco, PCEC GP, BGP, BMC and BBEP hereby agree to execute and deliver the Amendment to Omnibus Agreement.

(e)          Insurance. PCEC shall obtain (no later than the date of Closing) and maintain, at its own cost and expense, directors and officers liability insurance for the benefit of the directors and officers of BGP, BBEP, BOLP, BBF and BMC, respectively, with respect to claims arising from, or relating to, BBEP’s, BGP’s, BOLP’s, BBF’s or BMC’s (and their respective directors and officers) management of PCEC (as sponsor of the Pacific Coast Oil Trust). PCEC shall maintain such insurance policies for the entirety of the term of the Amended and Restated ASA and shall procure that such policies include a tail period extending to the sixth anniversary of the date of termination of the Amended and Restated ASA. The insurance obtained under the preceding sentence shall be in amounts, and on such terms and conditions, as are customary and commercially reasonable for the provision of services (by similar entities) similar to those provided by BBEP, BGP, BOLP, BBF and BMC to PCEC (as sponsor of the Pacific Coast Oil Trust).

(f)          Certain Legal Fees. PCEC shall promptly reimburse BBEP for reasonable fees of its attorneys (including attorneys for the Conflicts Committee of the Board of BBEP) arising from or relating to this Agreement (or the transactions contemplated hereunder), including reasonable fees of BBEP’s attorneys in connection with the implementation of the actions described in Sections 8(c) and (d).

(g)          BEP Dissolution. Following the completion of the dissolution, liquidation and termination of the Partnership pursuant to the terms hereof, BEP and PCEC will effectuate the dissolution, liquidation and termination of BEP in accordance with Article VII of the Limited Liability Company Agreement. Upon the dissolution of BEP, PCEC will assume the rights and obligations of BEP (if any) remaining under this Agreement.

(h)          Replacement of DF-15 Well. If Hydrocarbons can no longer be produced from the DF-15 Well due to a mechanical or wellbore failure in such well, PCEC will have the right to, at its sole cost and expense, drill, complete and produce Hydrocarbons (to, in and from, as applicable, any of the same intervals from which the DF-15 Well was producing prior to the cessation of Hydrocarbon production therefrom) from a replacement vertical well located on the Non-Partnership Sawtelle Lease on which the DF-15 Well is located. In the event of such failure, BBF and PCEC will use commercially reasonable efforts to, at PCEC’s sole cost and expense, determine the surface location for such replacement well, taking into consideration, among other items, (a) applicable spacing and density Laws, (b) current operations being performed, and proposed future development and operations, on the relevant Non-Partnership Sawtelle Lease and (c) interference with Hydrocarbon production from other wells producing from any of the intervals from which the DF-15 Well was producing prior to the cessation of Hydrocarbon production therefrom.

(i)          ORRI. The ORRI was granted by the Partnership to EFS Royalty Partners L.P. in connection with BBEP’s acquisition of limited partnership interests in the Partnership. BBEP has borne 100% of the ORRI through deductions made by the Partnership to revenues distributed to BBEP in the ordinary course of business, it being the intent of BBEP, BEP and PCEC that BBEP bear and be responsible for 100% of the ORRI. Accordingly, following the distribution of the Partnership Assets effected hereunder, (i) BBEP (or its designee) will continue to bear and be responsible for 100% of the ORRI, (ii) PCEC will not bear or otherwise be responsible for any portion of the ORRI, and (iii) BBEP (or its designee) will reimburse PCEC for any portion of the ORRI borne by PCEC following such distribution. Similarly, the obligations of the Partnership (other than the payment of the ORRI) set forth in the ORRI Conveyance, are hereby assumed by, and will be the sole responsibility of, BOLP, as operator under the JOAs.

(j)          AMI Agreement.

(i)          Through its delivery of the AMI Assignment under Section 5(k), PCEC shall assign to BBF 62.3737% of PCEC’s interest under the AMI Agreement in the areas that (A) are subject to the AMI Agreement (excluding the Developed Area) and (b) may be reached through directional drilling operations (based on technology existing as of the Closing) from the Sawtelle Drillsite. Likewise, upon the Closing, BBF will be responsible for (and deemed to have assumed) a corresponding interest in the duties, liabilities and obligations of PCEC under the AMI Agreement to the extent relating to such areas (regardless of whether arising or accruing before, on or after the date of such assignment), and BBEP will be responsible hereunder for BBF fulfilling such duties, liabilities and obligations. For purposes of clarity, following the above-mentioned assignment, BBF and PCEC will have the ability to participate in up to 31.18685% and 18.81315% working interests, respectively, in each Prospect and Test Well proposed under the AMI Agreement to be drilled from the Sawtelle Drillsite.

(ii)         The Non-Partnership Sawtelle Assets are subject to the transfer restriction set forth in Section 8 of the AMI Agreement (the “Transfer Restriction”). Accordingly, as promptly as practicable following the Execution Date, PCEC will use commercially reasonable efforts to obtain Westech’s consent to the transfer of the Non-Partnership Sawtelle Assets from PCEC to BBF, and, as part of such consent, an acknowledgment from Westech that such transfer does not violate the Transfer Restriction (such consent and acknowledgment, the “Consent”). If (and only if) the Consent is obtained prior to the Closing, PCEC and BBF will execute, deliver and exchange the Sawtelle Conveyance pursuant to Section 5(d). If the Consent is not obtained prior to the Closing, then from and after Closing (until the earlier of (x) the date upon which the Sawtelle Conveyance is executed and delivered by PCEC and BBF and (y) the date upon which PCEC and BBF enter into the “sharing” arrangement described below) PCEC shall (A) continue to hold record title to the Non-Partnership Sawtelle Assets as BBF’s nominee and for the benefit of BBF; (B) continue to exercise its commercially reasonable efforts to obtain such Consent; (C) account to and cause BBF to receive all rights and interests associated with the Non-Partnership Sawtelle Assets to which BBF would be entitled if the Non-Partnership Sawtelle Assets had been conveyed to BBF at Closing (including all rights of a working interest owner under the Sawtelle JOA, including the rights to propose any well, to non-consent any proposal, to vote on any matter, to bring a cause of action, to request a title examination, to have a lien placed on its interests, and all other rights afforded working interest owners under applicable Laws); and (D) not assign, transfer or convey, or grant a lien or encumbrance on or over, all or any portion of the Non-Partnership Sawtelle Assets, except as may be required by the applicable leases. In the event that the Consent is obtained following the Closing, PCEC and BBF will execute, deliver and exchange the Sawtelle Conveyance in the same manner as described in Section 5(d) no later than five days following the date on which the Consent is obtained. If, however, the Consent is not obtained within 45 days of the Closing, PCEC will have no further obligation to seek and obtain the Consent, and PCEC and BBF will enter into a “sharing” arrangement pursuant to which PCEC will have the obligations described in the immediately preceding clauses (A), (C) and (D), and under which proceeds, Property Costs, liabilities and Joint Operating Interests (substantially similar to the Joint Operating Interests that would have been available to PCEC and BBF under the Sawtelle JOA) with respect to the Non-Partnership Sawtelle Assets are allocated (with effect as of the Effective Time) between PCEC and BBF so as to place each of them in the same position that they would have been in had the Non-Partnership Sawtelle Assets been transferred under Section 5(d).

9.          IPO Transactions; Termination. For the avoidance of doubt, except for the covenants of PCEC set forth in Section 8(f), the transactions contemplated under this Agreement are conditioned on the occurrence of the Closing and no delivery shall be made by any Party pursuant to Section 5 unless and until the Closing has occurred. If the Closing does not occur within thirty (30) days after the Execution Date, then this Agreement shall automatically terminate without any further action of any Party; provided, that Section 8(f) shall survive any such termination.

10.         Governing Law; Jurisdiction.

(a)          This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the Laws of the State of Texas without regard to principles of conflicts of law which would require the application of the laws of another jurisdiction.

(b)          The Parties hereby irrevocably submit to the exclusive jurisdiction of the Federal Courts of the United States of America located in Harris County, Texas (“feDERAL cOURTS”) and appropriate appellate courts therefrom, and each Party hereby irrevocably agrees that all claims in respect of A dispute, controversy or claim under this agreement, the JOAs or the transactions contemplated hereunder or thereunder, shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Laws, any objection which they may now or hereafter have to the laying of venue of any such dispute, controversy or claim brought in any such court or any defense of inconvenient forum for the maintenance of such dispute, controversy or claim. Each Party agrees that a judgment in any such dispute, controversy or claim may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c)          IF THE FEDERAL COURTS DO NOT HAVE JURISDICTION WITH RESPECT TO ANY OF THE CLAIMS DESCRIBED IN SECTION 10(b), THE PARTIES SHALL SUBMIT SUCH CLAIMS TO THE STATE COURTS OF TEXAS LOCATED IN HARRIS COUNTY, TEXAS and each Party hereby irrevocably agrees that SUCH claims may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Laws, any objection which they may now or hereafter have to the laying of venue of any such claim brought in any such court or any defense of inconvenient forum for the maintenance of such claim. Each Party agrees that a judgment with respect to any such claim may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(d)          Each of the Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.         General Provisions.

(a)          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A Party’s delivery of an executed counterpart of the signature page by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other Party. No Party shall be bound until all of the Parties have executed counterparts of this Agreement.

(b)          Notice. All notices and other communications which are required or may be given pursuant to this Agreement must be given in writing, in English, and delivered personally, by courier, by facsimile, or by registered or certified U.S. mail, postage prepaid, as follows:

If to BBEP:

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attn: Gregory C. Brown
Facsimile: 213-225-5917

With a copy to:

Vinson & Elkins LLP
666 Fifth Avenue
26th Floor
New York, NY 10103-0040
Attn: Shelley A. Barber
Facsimile: 917-849-5353

If to BEP:

BEP (GP) I, LLC
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attn: Gregory C. Brown
Facsimile: 213-225-5917

If to PCEC:

Pacific Coast Energy Company LP
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attn: Gregory C. Brown
Facsimile: 213-225-5917

If to the Partnership:

BreitBurn Energy Partners I, L.P.
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attn: Gregory C. Brown
Facsimile: 213-225-5917

A Party may change its address for notice by notice to the other Party in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed.

(c)          Tax, Recording Fees, Similar Taxes & Fees. BBEP and PCEC shall bear their proportionate share (as determined in accordance with Section 6(b)) of any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. If such transfers or transactions are exempt from any such Taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, the Parties shall cooperate to obtain and timely file such certificate or evidence. Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(d)          Recording. As soon as practicable after the Execution Date, BBEP shall record the Partnership Conveyance, the Sawtelle Conveyance and other assignments, if any, delivered pursuant to Section 6 in the appropriate counties, as well as with any appropriate Governmental Bodies, and provide PCEC with copies of all recorded or approved instruments.

(e)          Waiver. Any failure by a Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(f)          Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties (which consent may not be unreasonably withheld, conditioned or delayed) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

(g)          Entirety. This Agreement (including, for purposes of certainty, the Exhibits attached hereto), the JOAs, and the other documents to be executed in connection herewith constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. Except as set forth in Section 6(g), if there is a conflict between the provisions of this Agreement and the provisions of the JOAs, the provisions of this Agreement shall prevail and control to the extent of such conflict.

(h)          Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

(i)          Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the Parties to any claims, cause of action, remedy, or right of any kind, except the rights expressly provided in Section 3(f) to the Persons described therein.

(j)          Joint Preparation. The Parties acknowledge that (i) each Party has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (ii) this Agreement is the result of arms-length negotiations from equal bargaining positions and (iii) each Party and its respective counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

(k)          Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY DAMAGES INCURRED BY THIRD PERSONS FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NONE OF THE PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH PARTY, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l)          Severance of Invalid Provisions. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

(m)          Specific Performance. The Parties agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and the Parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity.

(n)          Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

(o)          Further Assurances. From and after the Execution Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate to effect the transactions contemplated hereunder.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Execution Date.

Breitburn energy partners l.p.

By:	BreitBurn GP, LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

bep (gp) i, llc

By:	Pacific Coast Energy Company LP, its sole member

By:	/s/ Randall H. Breitenbach
Name:	Randall H. Breitenbach
Title:	Chief Executive Officer

pacific coast energy company lp

By:	PCEC (GP) LLC, its general partner

By:	/s/ Randall H. Breitenbach
Name:	Randall H. Breitenbach
Title:	Chief Executive Officer

BREitburn energy partners i, l.p.

By:	BEP (GP) LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Secretary

BreitBurn Management Company, LLC

By:	BreitBurn Energy Partners L.P., its sole member

By:	BreitBurn GP, LLC, its general partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

BREITBURN GP, LLC

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Chief Executive Officer

Pacific Coast Energy Holdings LLC

By:	/s/ Randall H. Breitenbach
Name:	Randall H. Breitenbach
Title:	Chief Executive Officer

PCEC (GP) LLC

By:	/s/ Randall H. Breitenbach
Name:	Randall H. Breitenbach
Title:	Chief Executive Officer